                                                                    EXHIBIT 10.8

                                      LEASE

      THIS AGREEMENT, entered into this 1st day of July, 1995, by and between MADISON BUILDING, INC., 412 East Madison Street, Suite 1100, Tampa, Florida, a Florida corporation, hereinafter called Lessor, party of the first part, and TELECOMMUNICATIONS SERVICE CENTER, INC., of the County of Hillsborough and State of Florida, hereinafter called Lessee.

      WITNESSETH, That the said Lessor does this date lease unto said Lessee, and said Lessee does hereby hire and take as Tenant under said Lessor, the space situated in the office building of the Lessor located at 412 East Madison Street, Tampa, Florida, and more particularly described as follows:

      Approximately 2,300 square feet of office space located on the south side of the Twelfth Floor of the Landmark Building, and more particularly described in the drawing attached hereto and marked Exhibit "A". Note: The space shall be known as Suite 1215.

(Approximate square footage is 2,300 square feet or 2.30% of the building net usable area per B.O.M.A. standard)

      The aforesaid space is to be used and occupied by the Lessee as an office for telecommunication and associated activities and for no other purpose of uses whatsoever, for the term of five years, and beginning the 1st day of [ILLEGIBLE] and ending the 30th day of June, 2000, at and for the agreed total base rental of One Hundred [ILLEGIBLE] Dollars, plus applicable sales tax, payable as follows:

      Beginning July 1, 1995: Base rental in the amount of $1,916.67, plus applicable Florida State and local tax (currently 6.5%) of $124.58, for a total monthly rental of $2,041.25.
      Note: Base rental may be amended after a more accurate measure of the space is obtained.

All payments are to be made to the Lessor on the first day of each and every month in advance without demand at the office of the Lessor at 412 East Madison Street, Suite 1100, in the City of Tampa, Florida 33602, or at such other place and to such other person as the Lessor may from time to time designate in writing.

      The following express stipulations and conditions are made a part of this lease and are hereby agreed to by the Lessor and Lessee:

ASSIGNMENT,             1. The Lessee shall not assign this lease, nor sub-let
ALTERATIONS       the premises, or any part thereof nor use the same, or any part thereof, nor permit the same, or any part thereof, to be used for any other purpose than as above stipulated, nor make any alterations or additions thereto, without the written consent of the Lessor. All additions, fixtures or improvements which may be made by Lessee, except movable office furniture and equipment, shall become the property of the Lessor and remain upon the premises as a part thereof, and be surrendered with the premises at the termination of this Lease.

PERSONAL                2. All personal property placed or moved on the premises
PROPERTY above described shall be at the risk of the Lessee or Owner thereof, and Lessor shall not be liable for any loss or damage to said personal property.

GOVERNMENTAL            3. The Lessee shall promptly execute and comply with all
REGULATION        statutes, ordinances, rules, orders, regulation, and
                  requirements of the Federal State and City Government and any and all of their Departments and Bureaus applicable to said premises, for the correction, prevention and abatement of nuisances or other grievances, in, upon, or connected with said premises during said term, and shall also promptly comply with and execute all rules, orders and regulations of the Southeastern Underwriters Association for the prevention of fires.

DESTRUCTION             4. In the event the premises shall be destroyed or so
OF PREMISES       damaged or injured by fire or other casualty during the life of this agreement, whereby the same shall be rendered untenantable, the Lessor shall have the right to render said premises tenantable by repairs within ninety days therefrom.
                  If said premises are not rendered tenantable within said time, it shall be optional with either party hereto to cancel this lease, and in the event of such cancellation, the rent shall be paid only to the date of such fire or casualty. The cancellation herein mentioned shall be evidenced in writing.

RULES;                  5. The prompt payment of the rent for said premises upon
RENTAL            the dates named, and the faithful observance of the rules and
PAYMENTS          regulations printed upon this lease, and of such other and further building regulations, as may be hereafter made by the Lessor, are the conditions upon which the lease is made and accepted, and any failure on the part of the Lessee to comply with the terms of said lease, or any of said regulations now in existence, or which may be hereafter prescribed by the Lessor, shall at the option of the Lessor, work a forfeiture of this contract, and all of the rights of the Lessor hereunder.

ABANDONMENT             6. If the Lessee shall abandon or vacate said premises
                  before the end of the term of this lease, or shall suffer the rent to be in arrears, the Lessor may, at his option, forthwith cancel this lease, take possession of the premises, and relet them with or without any furniture that may be therein.

COLLECTION              7. Lessee agrees to pay all costs of collection,
                  including a reasonable attorney's fee, in the event it becomes necessary for Lessor to employ an attorney to collect any rents due hereunder or to enforce any of the terms of this lease by legal action in law or equity.

COLLATERAL              8. The said Lessee hereby pledges and assigns to the
                  Lessor all the furniture, fixtures, goods and chattels of said Lessee, which shall or may be brought or put on said premises as security for the payment of the rent herein reserved, and the Lessee agrees that the said lien may be enforced by distress, foreclosure or otherwise at the election of the said Lessor.

RENOVATION              9. Lessee understands and agrees that the Lessor may
                  decide to renovate, remodel or enlarge the building in which said premises are located or structures adjoining the same and owned or occupied by Lessor by addition of interior partitions and walls or of additional floors or the installation of fixtures and equipment or otherwise; Lessee agrees that he will have no objection to such renovation and remodeling and Lessor agrees that the same shall be accomplished with as little inconvenience to the Lessee as possible.

RE-RENTAL               10. The Lessor, or any of his agents, shall have the
                  right to enter said premises during all reasonable hours, to examine the same to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of said building, or to exhibit said premises, and to put or keep upon the doors or windows thereof, a notice "FOR RENT" at any time within thirty
                  (30) days before the expiration of this lease. The right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions, which do not conform to this agreement, or the the rules and regulations of the building.

PREMISES                11. Lessee hereby accepts the premises in the condition
ACCEPTANCE        they are in at the beginning of this lease and agrees to
                  maintain said premises in the same condition, order and repair as they are at the commencement of said term, excepting only reasonable wear and tear arising from the use thereof under this agreement, and to make good to said Lessor immediately upon demand any damage to water apparatus, or electric lights or any fixture, appliances or appurtenances of said premises, or of the building, caused by any act or neglect of Lessee, or of any person or persons in the employ or under the control of the Lessee.

LESSOR                  12. It is expressly agreed and understood by and between
LIABILITY         the parties to this agreement, that the Landlord shall not be liable for any damage or injury by water, explosion or smoke, or resulting from fire, theft, windstorm, or other acts of God, or from acts of war, which may be sustained by the said
                  Lessee or other person or for any other damage or injury resulting from the carelessness, negligence, or improper conduct on the part of any other Tenant.

BANKRUPTCY              13. If the Lessee shall become insolvent, or if
                  bankruptcy or receivership proceedings shall be begun by or against the Lessee, before the end of said term, the Lessor is hereby irrevocably authorized at its option to forthwith cancel this lease, as for a default. Lessor may elect to accept rent from such Receiver, Trustee, or other judicial officer during the term of their occupancy in their fiduciary capacity without affecting Lessor's rights as contained in this contract, but no Receiver, Trustee or other judicial officer shall ever have any right, title, or interest in or to the above described property by virtue of this contract.

SUCCESSORS              14. This contract shall bind the Lessor and its assigns
                  or successors, and the heirs, assigns administrators, legal representatives, executors or successors as the case may be, of the Lessee.

ESSENCE                 15. It is understood and agreed between the parties
                  hereto that time is of the essence of this contract and this applies to all terms and conditions contained herein.

NOTICES                 16. It is understood and agreed between the parties
                  hereto that written notice mailed or delivered to the premises leased hereunder shall constitute sufficient notice to the Lessee and written notice mailed or delivered to the office of the Lessor shall constitute sufficient notice to the Lessor, to comply with the terms of this contract.

RIGHTS                  17. The rights of the Lessor under this lease shall be
CUMULATIVE        cumulative, and failure on the part of the Lessor to exercise promptly any rights given hereunder shall not operate to forfeit any of the said rights.

ADDITIONAL              18. It is further understood and agreed between the
CONSIDERATION     parties hereto that any charges against the Lessee by the
                  Lessor for services or for work done on the premises by order of the Lessee or otherwise accruing under this agreement shall be considered as rent due and shall be included in any lien for rent due and unpaid.

SIGNS                   19. It is hereby understood and agreed that any signs or
                  advertising to be used, including awnings and draperies, or anything which would tend to deface or disturb the uniformity of the interior or exterior, in connection with the premises leased hereunder shall be first submitted to the Lessor for approval before installation of same.

SERVICES                20. Lessor agrees for the aforesaid consideration, to
                  furnish Lessee, while occupying the premises: water, cold and refrigerated, at those points of supply provided for general use of its Lessees; heated and refrigerated air conditioning, at such times as Lessor normally furnishes these services to all other tenants in the Building and at such temperatures and in such amounts as are considered by Lessor to be standard; such service on Saturdays, Sundays and Holidays to be optional on the part of the Lessor. Elevator service will be available at all times, where applicable. Janitor service and electric lighting service will be furnished by the Lessor, and at the cost of Lessor, to the rented premises and for all public and special service areas in the manner and to the extent deemed by Lessor to be standard. Electric current in addition to that required for lighting shall be provided to the rented premises for normal and customary office usage, which shall include only office machines and equipment that operate on standard building circuits, but which in no event shall overload the electrical circuits from which the Lessee obtains current. No electric current shall be used except that furnished or approved by the Lessor, nor shall electric wire or other wire be brought into the premises except upon the written consent and approval of the Lessor. Any consumption of electric current in excess of that considered by Lessor to be usual, normal and customary for all Lessees, or which requires special circuits or equipment, shall be paid for by the Lessee as additional rent in an amount to be determined by Lessor's estimated cost of such abnormal current consumption based on the applicable prevailing rate classification published by the local electric power company. Failure by Lessor to any extent to furnish, or any stoppage of, these defined services resulting from causes beyond the control of Lessor shall not render Lessor liable in any respect for damages to either person or property, nor be construed as an eviction of Lessee, nor work an abatement of rent, nor relieve Lessee from fulfillment of any covenant or agreement hereof. Should any equipment or machinery break down or for any cause cease to function properly, Lessor shall use reasonable diligence to repair the same promptly but Lessee shall have no claim for rebate of rent or damages on account of any interruptions in service occasioned thereby or resulting therefrom.

DISPUTES                21. In case of any controversy between Lessee and other
BETWEEN LESSEES   Tenants, such controversy shall be referred at once to Lessor or its officers, whose decision in the premises shall be final.

ENTIRETY                22. It is agreed that this instrument contains the
                  entire agreement between the parties relating to the rental of the premises herein described and supersedes any prior agreement of the parties.

SALES AND               23. In addition to and payable at the same time and as a
USE TAX part of the aforesaid installment rental payments, Lessee agrees to pay unto Lessor, all sales, use or other tax levied and imposed by governmental authority on this lease and the rentals payable hereunder, whether presently or hereafter imposed by law directly upon the Lessee, upon Lessee and Lessor jointly, or upon Lessor alone (except the Federal income taxes payable by Lessor) and to the extent said taxes shall be partly or wholly payable by Lessor pursuant to this provision, the same shall be deemed to constitute and represent additional and increased rentals payable by Lessee unto Lessor for the demised premises.

DELINQUENT              24. Lessee agrees to pay to Lessor a late charge equal
RENT to five percent (5%) of the amount due for any rental payment or other payment, not actually received by the Lessor within ten (10) days after the payment is due, Lessee agreeing that said amount represents a reasonable administrative cost to Lessor caused by any such delinquent payment, which late charge so computed Lessee agrees to pay unto Lessor as additional rental and compensation for the continuation of Lessee's tenancy rights under the terms of said lease; and default in the payment of which shall result in default of said Lease by Lessee, without notice or demand by Lessor.

LIABILITY               25. Lessee will indemnify and save harmless Lessor of
INDEMNITY         and from any and all fines, suits, claims, demands, and
                  actions of any kind by reason of any breach, violation, or non-performance of any condition hereof on the part of Lessee, its agents or employees. Lessee is, or will become familiar with the leased premises, acknowledges that the same are received by Lessee in good state of repair, accepted by Lessee in the condition in which they are now or shall be when ready for occupancy. Lessor shall not be liable to Lessee or Lessee's agents, employees, invitees or visitors for any damage to persons or property due to condition, design, or defect in the building or its mechanical systems or elsewhere in the demised premises or building which may now exist or hereafter occur, including acts of negligence of co-tenants or others. Lessee assumes all risks of damage to persons or property.

DEMOLITION              26. In the event the Lessor elects to demolish the
                  entire building of which the demise premises are a part, the Lessor may cancel this Lease by giving the Lessee ninety (90) days written notice of the Lessor's intent to demolish the building.

CONDEMNATION            27. In the event the whole or any part of the building
                  other than a part not interfering with the maintenance or operation thereof shall be taken or condemned for any public or quasi-public use or purpose, the Lessor may at its option terminate this lease from the time title to or right to possession shall vest in or be taken for such public or quasi-public use or purpose, and the Lessor shall be entitled to any and all income, rent, awards or any interest therein whatsoever which may be paid or made in connection therewith.

TRANSFER OF             28. Lessor shall have the right to transfer and assign,
LESSOR'S RIGHTS   in whole or part, all and every feature of its rights and
                  obligations hereunder and in building and property referred to herein. Such transfers or assignments may be made either to a corporation, trust company, individual or group of individuals.

SUBORDINATION           29. This lease is hereby made expressly subject and
CLAUSE subordinate at all times to any and all mortgages, deeds or trust, ground or underlying leases affecting the demised premises which have been executed and delivered, or which may at any time hereafter be executed and delivered, and any and all extensions and renewals thereof and substitutions therefore, and to any and all advances made or to be made under or upon said mortgages, deeds of trust, ground or underlying leases. Lessee agrees to execute any instrument or instruments which the Lessor may deem necessary or desirable to effect the subordination of this lease to any or all such mortgages, deeds of trust, ground or underlying leases, and in the event the Lessee shall refuse after reasonable notice to execute such instrument or instruments, the Lessor may in addition to any right or remedy accruing hereunder terminate this lease without incurring any liability whatever, and the estate hereby granted is expressly limited accordingly.

PEACEFUL                30. Lessee shall and may peaceably have, hold and enjoy
ENJOYMENT         the demised premises subject to the other terms hereof and provided Lessee pays the rentals herein recited and performs all of his covenants and agreements herein contained.

ADDITIONAL              31. The Lessor and Lessee mutually agree that the Lessee
RENT shall pay annually as additional rental the Lessee's proportionate share of any increase in the operating expenses during the Lessor's current fiscal year over Lessor's prior fiscal year ending October 31st and of each succeeding fiscal year over Lessee's base fiscal year. (Lessee's base fiscal year shall mean the current year ending October 31st in which lease was executed). The Lessor will provide the Lessee with an accounting of the expenses and a statement for the Lessee's proportionate share annually, which costs shall be paid on the next rental due date. Operating expenses are defined to include costs of (a) cleaning and cleaning supplies, (b) all utilities (except telephone), (c) heating, air conditioning and ventilation maintenance, (d) elevator maintenance, (e) property and payroll taxes, (f) maintenance and guard salaries or contracts, and (g) fire and liability insurance.

CONTENTS                32. Personal property referred to in Section 2 must be
INSURANCE         covered by the Lessee's content insurance policy as the Lessor will not be responsible for the disappearance of any of the Lessee's personal property.

PARKING                 33. Lessor guarantees to provide Lessee and Employees of
                  Lessee parking permits on the fourth parking level or above at the prevailing rates charged other tenants for such parking permits during the term of this Lease. Original costs for these parking permits are not included in rent.

HEADINGS                34. The marginal headings of this instrument are for
                  convenience and reference only and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this agreement.

COMMISSIONS             35. Lessor assumes no obligation to pay any cost of
                  services for any real estate broker concerning this leased space.

RE-LOCATION             36. In the event an entire floor is needed for a major
                  tenant, Lessor reserves the right to re-locate the Lessee to another floor within the building, at Lessor's expense.

BUILDING                37. Lessee agrees to comply with Building Rules &
RULES             Regulations as published from time to time by Lessor.

                        38. Upon full execution of this Agreement, the Agreement
                  dated September 17, 1993 shall become null and void.

      The following attachments are herewith made a part hereof:

 X  Building Rules  X  Exhibit "A"      Exhibit "B"      Exhibit "C"
---                ---              ---              ---

      IN WITNESS WHEREOF, the parties hereto have hereunto executed this instrument for the purpose herein expressed, the day and year above written.

Signed, sealed and delivered
in the presence of:


                                        MADISON BUILDING, INC., LESSOR
-------------------------
As to Lessor

/s/ [ILLEGIBLE]
-------------------------
As to Lessor                            By: /s/ A.B. Grandoff, Sr.     (SEAL)
                                            --------------------------------
                                                A.B. Grandoff, Sr., President
/s/ [ILLEGIBLE]
-------------------------
As to Lessee                            TELECOMMUNICATIONS SERVICE CENTER, INC.

                                        412 E. Madison Street, Suite 1215
/s/ [ILLEGIBLE]
-------------------------               Tampa, Florida 33602
As to Lessee
                                        By: /s/ Hal Shankland
                                            --------------------------------
                                            Hal Shankland, President

                         BUILDING RULES AND REGULATIONS

      1. Lessee will refer all contractors, contractors' representatives and installation technicians rendering any service for Lessee, to Lessor for Lessor's supervision and approval before performance of any such contractual services. This shall apply to all work performed in the building including, but not limited to, installation of telephones, telegraph equipment, electrical devices and attachments, and installations of any and every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the building. None of this work will be done by Lessee without Lessor's written approval first had and obtained.

      2. The work of the janitor or cleaning personnel shall not be hindered by Lessee after 5:30 P.M., and such work may be done at any time when the offices are vacant. The windows, doors, and fixtures may be cleaned at any time. Lessee shall provide adequate waste and rubbish receptacles, cabinets, book cases, map cases, etc., necessary to prevent unreasonable hardship to Lessor in discharging its obligation regarding cleaning service. Lessor or cleaning contractor assumes no liability for personal property disposed of in error unless negligence can be demonstrated. Refuse may not be stored in public areas.

      3. Movement in or out of the building of furniture or office equipment, or dispatch or receipt by Lessee of any merchandise or materials which requires the use of elevators or stairways, or movement through the building entrances or lobby shall be restricted to the hours designated by Lessor from time to time. All such movement shall be as directed by Lessor and in a manner to be agreed upon between Lessee and Lessor by prearrangement before performance. Such time, method, and routing of movement, limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the building. Lessee expressly assumes all risk of damage to any and all articles so moved, as well as injury to any person or persons or the public engaged or not engaged in such movement, including equipment, property, and personnel of Lessor if damaged or injured as a result of any acts in connection with carrying out this service for Lessee from the time of entering property to completion of the work; and Lessor shall not be liable for the act or acts of any person or persons so engaged in or any damage or loss to any property or persons resulting directly or indirectly from any act in connection with such service performed by or for Lessee.

      4. Lessor agrees to provide Lessee with two (2) keys to the premises main entrance door and any additional keys or locks. Changes requested by Lessee will be at Lessee's expense.

      5. Lessee shall not place, install or operate on the demised premises or in any part of the building, any engine, stove, or machinery, or conduct mechanical operations or cook thereon or therein, or place, use in or about the demised premises any explosives, gasoline, kerosene, oil, acids, caustics, or any other inflammable, explosive or hazardous material without the written consent of Lessor first had and obtained.

      6. Lessor will not be responsible for any lost or stolen personal property, equipment, money, or jewelry from Lessee's area or public rooms regardless of whether such loss occurs when the area is locked against entry or not.

      7. No birds, animals, bicycles or vehicles shall be brought into or kept in or about the building.

      8. Lessor may permit entrance to Lessee's offices by use of pass keys controlled by Lessor or employees, contractors, or service personnel, supervised or employed by Lessor.

      9. None of the entries, passages, doors, elevators, elevator doors, hallways, or stairways shall be blocked or obstructed, or any rubbish, litter, trash, or material of any nature placed, emptied or thrown into these areas, nor shall such areas be used at any time except for access or egress by Lessee, Lessee's agents, employees or invitees.

      10. Lessor shall have the right to determine and prescribe the weight and proper position of any unusually heavy equipment including safes, large files, etc., that are to be placed in the building, and only those which in the opinion of Lessor will not do damage to the floors, structure or elevators may be moved into said building. Any damage occasioned in connection with the moving or installing of such aforementioned articles in said building, or the existence of same in said building shall be paid for by Lessee.

      11. In accordance with the Clean Indoor Air Act, smoking is prohibited in the building.

LESSOR DESIRES TO MAINTAIN HIGH STANDARDS OF ENVIRONMENT, COMFORT AND CONVENIENCE FOR ITS LESSEES. IT WILL BE APPRECIATED IF ANY UNDESIRABLE CONDITIONS OR LACK OF COURTESY OR ATTENTION BY ITS EMPLOYEES IS REPORTED DIRECTLY TO LESSOR.

                              [FLOOR PLAN OMITTED]

                                   Addendum I

      Attached to and forming a part of Lease Agreement, dated July 1, 1995, by and between MADISON BUILDING, INC., Lessor, TELECOMMUNICATION SERVICE CENTER, INC., Lessee. Net useable [ILLEGIBLE] shall be increased from 2,300 square feet to 4,672 square feet [ILLEGIBLE] increase of 2,371 square feet.) Base rental shall be increased [ILLEGIBLE] $3,892.50 per month plus applicable State and local taxes [ILLEGIBLE] $253.01, for a total monthly rental of $4,145.

--------------------------------------------------------------------------------

                            Present        Increase         New

Square Feet                 2,300          2,371            4,671
Base Rent Monthly           $1,916.67      $1,975.83        $3,892.50

Effective March 1, 1996.

All other terms and conditions are unchanged by the Addendum I[ILLEGIBLE] remain in full force and effect.


IN WITNESS WHEREOF, the parties hereto have executed this instrument for the purposes herein expressed, this ____________ of _____________, 19___.


Signed, sealed and delivered            MADISON BUILDING, INC., LESSOR
in the presence of:


-------------------------               --------------------------------
As to Lessor                            A.B. Grandoff, Sr., President


-------------------------
As to Lessor

                                        TELECOMMUNICATION SERVICE
                                        CENTER, INC. LESSEE


/s/ Justina Shankland                   By: /s/ Hal Shankland
-------------------------                   --------------------------------
As to Lessee                                Hal Shankland, President


-------------------------
As to Lessee